UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina	29801
(Address of principal executive offices)	(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring and Support Agreement

On May 15, 2013, AGY Holding Corp., a Delaware corporation (“AGY”), and KAGY Holding Company, Inc., the direct parent company of AGY (“KAGY,” and together with AGY, the “Companies”), entered into a Restructuring and Support Agreement (the “Support Agreement”) with holders (the “Majority Bondholders,” and Majority Bondholders holding at least a majority of the principal amount of Existing Notes (as defined below) then held by all of the Majority Bondholders, the “Controlling Bondholders”) of approximately 92% in aggregate principal amount of AGY’s 11.00% senior second lien notes due 2014 (“Existing Notes”) and certain stockholders of KAGY in connection with a proposed restructuring transaction in which, subject to certain conditions, AGY expects to offer the Majority Bondholders and certain other holders of Existing Notes the opportunity to exchange Existing Notes for (a) newly issued shares of convertible participating preferred stock, par value $0.01 per share (“Preferred Stock”), of KAGY having an aggregate initial issuance price equal to 50% of the principal amount of Existing Notes submitted for exchange plus 50% of the accrued and unpaid interest on the Existing Notes submitted for exchange, (b) new 11% senior second lien notes due 2016 issued by AGY (“New Notes”), having substantially similar terms to the terms of the Existing Notes, except that the stated maturity of the New Notes will be December 15, 2016 and the New Notes will not be registered under the Securities Act of 1933, as amended, in an aggregate principal amount equal to 50% of the aggregate principal amount of Existing Notes submitted for exchange and (c) cash (to be paid as accrued interest on the New Notes for the period from the last interest payment date on the Existing Notes through the date of exchange) in an amount equal to 50% of the accrued and unpaid interest on the Existing Notes submitted for exchange ((a), (b) and (c) together, the “Exchange Consideration”). Concurrently with the exchange of Existing Notes for New Notes and Preferred Stock (the “Exchange”), AGY expects to solicit consents to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes to eliminate substantially all of the covenants and collateral provisions and certain events of default currently applicable to the Existing Notes. The Exchange and the consent solicitation with respect to the Proposed Amendments are referred to collectively as the “Exchange Transaction.”

Pursuant to the Support Agreement, and subject to its terms, the parties agreed as follows:

•	The Companies and the Majority Bondholders must use commercially reasonable efforts to consummate the Exchange Transaction and each of the following additional agreements:

•

an amendment to (or replacement of) the Second Amended and Restated Loan and Security Agreement, dated as of June 15, 2012, as amended, among AGY, UBS AG, Stamford Branch (the “ABL Agent”), UBS Securities LLC and the other parties thereto (the “ABL Facility”);

•

an amendment to (or replacement of) the Amended and Restated Master Lease Agreement dated as of July 25, 2012, among AGY, DB Energy Trading LLC (the “Lessor”) and the other parties thereto (the “Metals Facility”);

•

a new term loan agreement with one or more of the Majority Bondholders or their respective affiliates providing for borrowings by AGY of an aggregate principal amount of $15,000,000 (the “New Term Loan”);

•

a new intercreditor agreement (the “New Intercreditor Agreement”) among AGY, the ABL Agent, the agent under the New Term Loan, and the trustee and noteholder collateral agent under the indenture governing the New Notes to replace the existing Intercreditor Agreement, dated as of October 25, 2006, among AGY, the ABL Agent, and US Bank, as trustee and noteholder collateral agent (the “Existing Notes Trustee”), and the other parties thereto; and

•

an amended and restated stockholders agreement (the “Amended and Restated Stockholders Agreement”) to replace the existing Stockholders Agreement, dated as of April 7, 2006, by and among the Companies and the KAGY stockholders party thereto.

The transactions described in the bulleted list above, together with the Exchange Transaction, are referred to collectively as the “Restructuring Transactions.”

•	The Majority Bondholders and the KAGY stockholders party to the Support Agreement must reasonably cooperate to consummate the Restructuring Transactions;

•

Promptly following the closing of the Exchange Transaction, AGY must commence an exchange offer for the remaining Existing Notes, on economic terms equivalent to the Exchange Consideration (subject to certain limited exceptions and subject to certain limitations on participation arising under applicable securities laws).

•

Each Majority Bondholder agrees (a) to submit all of its Existing Notes in the Exchange, (b) to deliver the related consents to the Proposed Amendments and (c) not to (i) transfer any of its Existing Notes, except to another holder that is bound by the obligations and restrictions of the Support Agreement, (ii) grant a power-of-attorney or other authorization or consent in or with respect to any of its Existing Notes that would interfere with the consummation of the Restructuring Transactions, (iii) deposit any of its Existing Notes into a voting trust or enter into a voting agreement or arrangement with respect to its Existing Notes or (iv) take any other action with respect to its Existing Notes that would in any material respect restrict, limit, interfere with or delay the performance of the obligations of such Majority Bondholder under the Support Agreement or the transactions contemplated thereby.

•

The Majority Bondholders will forbear from exercising their rights under the indenture governing the Existing Notes with respect to any event of default arising out of or resulting from failure to (a) make any interest payment or (b) pay any amount due under the ABL Facility or the Metals Facility.

Conditions to the Exchange Transaction

The closing of the Exchange and each party’s obligations in connection therewith is subject to satisfaction (or waiver) of certain conditions, as set forth in the Support Agreement, including the following conditions:

•	receipt of valid exchanges of Existing Notes (and consents to the Proposed Amendments) from holders of at least 97% of the aggregate principal amount of the Existing Notes outstanding;

•	execution and delivery of (a) an exchange transaction agreement to effect the Exchange Transaction and (b) the Amended and Restated Stockholders Agreement;

•	consummation of each of the Restructuring Transactions (other than the Exchange Transaction and the Amended and Restated Stockholders Agreement);

•	the accuracy, in all material respects, of the representations and warranties of the Companies set forth in the Support Agreement; and

•	consummation of the closing of the Restructuring Transactions on or before the earlier of (a) July 15, 2013 and (b) the occurrence of an Acceleration Event (as defined below).

Payment of Attorneys’ Fees

AGY has agreed to pay the reasonable fees and expenses of counsel to the Majority Bondholders (with such payment first coming out of a $250,000 retainer) on the earliest to occur of (a) July 15, 2013 (to the extent that the Exchange Transaction has been abandoned on or prior to such date), (b) an Acceleration Event (as defined below) and (c) the closing of the Exchange Transaction; provided, that in the absence of the closing of the Exchange Transaction, AGY’s obligations under the Support Agreement in respect of the reasonable fees and expenses of counsel to the Majority Bondholders shall not exceed $1,000,000 in the aggregate, including any amounts paid out of the retainer.

Termination of the Support Agreement

The obligations of the Majority Bondholders under the Support Agreement terminate (a) automatically, if the closing of the Exchange Transaction does not occur on or before July 15, 2013; (b) upon receipt of written notice by the Companies from the Controlling Bondholders, if (i) the Companies cease to pursue, in good faith, any of the Restructuring Transactions; or (ii) the ABL Agent, UBS Securities LLC or the Lessor exercises any remedies under the ABL Facility or Metals Facility to accelerate the payment obligations thereunder or, in the case of the Metals Facility, the term of such Metals Facility expires without extension or forbearance (the occurrence of any such acceleration of payment obligations or expiration of the term of the Metals Facility without extension or forbearance, an “Acceleration Event”); (c) upon receipt by the Companies of written notice from the Majority Bondholders holding at least 75% of the principal amount of Existing Notes then held by all of the Majority Bondholders (the “Supermajority Bondholders”), if the terms of the

New Notes, the Preferred Stock, the Proposed Amendments or the Amended and Restated Stockholders Agreement or any other material terms of the Exchange Transaction are inconsistent with the terms specified in the Summary of Terms attached as Annex A to the Support Agreement, and such inconsistent terms have not been approved by the Supermajority Bondholders (such approval not to be unreasonably withheld as to non-material inconsistencies, so long as the inconsistent term is reasonable and customary for comparable transactions); (d) upon receipt by the Companies of written notice from the Majority Bondholders, if the Companies have materially breached any of their respective representations, warranties, covenants or agreements contained in the Support Agreement and, if such material breach is capable of being cured, such material breach has not been so cured within thirty (30) days following receipt by the Companies of written notice from the Controlling Bondholders describing in reasonable detail the nature of such material breach ; and (e) automatically, if any insolvency, administration or analogous proceeding is commenced, or any step is taken in respect of the appointment of a receiver administrator or other insolvency representative, in relation to the Companies or any of their subsidiaries. Following any termination event listed in (b), (c) or (d) of this paragraph, the forbearance obligations of the Majority Bondholders under the provisions of the Support Agreement will remain operative and in full force and effect until 5:00pm eastern time on the fourteenth day following the date of the termination of the Support Agreement, at which time the forbearance obligations of the Majority Bondholders under the Support Agreement shall terminate.

The description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement, a copy of the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Metals Facility Lease Extension and ABL Facility Forbearance

On May 15, 2013, AGY and certain of its subsidiaries entered into a First Amendment to Amended and Restated Master Lease Agreement (the “Metals Facility Amendment”) with the Lessor that (a) extends the term of the Metals Facility to the earlier of (i) July 15, 2013, (ii) the date of the termination of the Support Agreement, (iii) the date of (1) any acceleration of the obligations under the ABL Facility or the indenture governing the Existing Notes or (2) the exercise of remedies with respect to collateral by the ABL Agent or the Existing Notes Trustee or (iv) the consummation of the Restructuring Transactions and (b) provides that the Lessor will forbear from exercising its rights under Metals Facility with respect to any event of default arising out of or resulting from failure to make any interest payment due under the Existing Notes or the ABL Facility until the earlier to occur of (i) July 15, 2013, (ii) the occurrence of any other default under the Metals Facility or (iii) an amendment or any restructuring of the ABL Facility or the indenture governing the Existing Notes (in each case, as in effect on the date hereof) that is not reasonably satisfactory to the Lessor.

On May 15, 2013, AGY and certain of its subsidiaries entered into a letter agreement (the “ABL Forbearance”) with the ABL Agent that provides that the ABL Agent will forbear from exercising its rights under ABL Facility with respect to any event of default arising out of or resulting from failure to make any interest payment due under the Existing Notes until the earlier to occur of (i) the occurrence of any other default under the ABL Facility or any breach under the ABL Forbearance, (ii) the exercise of any rights and remedies or the taking of any enforcement action by the Lessor, or the termination of the Metals Facility or the forbearance under the Metals Facility, (iii) the exercise of remedies with respect to collateral by the Existing Notes Trustee or any holder of Existing Notes, or the acceleration of any obligations under the Existing Notes or (iv) the termination or expiration of the Support Agreement.

Pursuant to its obligations under the Support Agreement, AGY intends to further extend the Metals Facility (as amended by the Metals Facility Amendment) to a date that is approximately three years from the closing of the Restructuring Transactions in connection with a syndication to a group of participants to be arranged by the Lessor. No assurance can be given that the Company will secure such an extension of the Metals Facility on terms acceptable to AGY, or at all.

The descriptions of the Metals Facility Amendment and the ABL Forbearance are qualified in their entirety by reference to the full text of the Metals Facility Amendment and the ABL Forbearance, respectively, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Title

Exhibit 10.1	Form of Restructuring and Support Agreement, dated as of May 15, 2013, by and among AGY, KAGY, certain holders of AGY’s outstanding 11% Senior Second Lien Notes due 2014 and certain stockholders of KAGY.

Exhibit 10.2	First Amendment to Amended and Restated Master Lease Agreement, dated as of May 15, 2013, among Lessor, AGY, AGY Aiken LLC and AGY Huntingdon LLC.

Exhibit 10.3	Letter agreement, dated as of May 15, 2013, among AGY, AGY Aiken LLC, AGY Huntingdon LLC, the ABL Agent and UBS Securities LLC.

Exhibit 99.1	Press Release issued by AGY on May 15, 2013.

Certain statements contained in this Current Report on Form 8-K are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “should” or “could.” Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. Although AGY believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Among these risks and uncertainties are general economic and business conditions; our ability to complete the debt restructuring on the terms described, or at all; AGY’s substantial debt and ability to generate cash flows to service its debt; AGY’s compliance with the restrictive covenants contained in its various debt agreements; adverse changes in market conditions or product demand; the level of cost reduction achieved through restructuring and capital expenditure programs; changes in energy, alloy metals and raw material costs and availability; downward selling price movements; the success of new technology; labor disputes or increased labor costs; AGY US’s borrowing base sensitivity to precious metals market prices and amount of owned alloy metals; AGY US’s ability to maintain an available minimum $6.25 million borrowing capacity to avoid the triggering of a springing covenant, which would likely result in an event of default under its senior secured revolving facility; AGY’s ability to complete a divestiture or alternative exit event on acceptable terms and in a timely manner; currency and interest rate fluctuations; increases in AGY’s leverage; AGY Asia’s ability to satisfy its mandatory term loan repayment obligations, to refinance its working capital loan, and to get a waiver for the breach of the maximum debt-to-assets ratio covenant; changes in AGY’s business strategy or development plans; the timing and cost of plant closures; and increases in the cost of compliance with laws and regulations. Additional factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those risk factors listed from time to time in AGY’s filings with the Securities and Exchange Commission. Except as required by applicable law, AGY assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: May 15, 2013	By:	/s/ Jay W. Ferguson
		Name:	Jay W. Ferguson
		Title:	Chief Financial Officer, Interim

EXHIBIT INDEX

Exhibit Number	Title

Exhibit 10.1	Form of Restructuring and Support Agreement, dated as of May 15, 2013, by and among AGY, KAGY, certain holders of AGY’s outstanding 11% Senior Second Lien Notes due 2014 and certain stockholders of KAGY.

Exhibit 10.2	First Amendment to Amended and Restated Master Lease Agreement, dated as of May 15, 2013, among Lessor, AGY, AGY Aiken LLC and AGY Huntingdon LLC.

Exhibit 10.3	Letter agreement, dated as of May 15, 2013, among AGY, AGY Aiken LLC, AGY Huntingdon LLC, the ABL Agent and UBS Securities LLC.

Exhibit 99.1	Press Release issued by AGY on May 15, 2013.